                                                                      EXHIBIT 99

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-4 $1.30B NEW ISSUE CMBS

Lead-Mgr/Bks:     Banc of America Securities LLC / Bear, Stearns & Co., Inc.
Co-Managers:      Goldman Sachs / RBS Greenwich
Rating Agencies:  S&P and Fitch

       Approx.
        Size      Rating    Credit          Prin
Class  (Face)     (F/S&P)   Support    WAL  Window
A-1    33,000,000 AAA/AAA   13.000%    2.02 1-45
A-2    48,000,000 AAA/AAA   13.000%    4.34 45-54
A-3   240,000,000 AAA/AAA   13.000%    4.73 54-68
A-4   225,000,000 AAA/AAA   13.000%    6.67 68-83
A-5   107,000,000 AAA/AAA   13.000%    7.12 83-107
A-6   272,199,171 AAA/AAA   13.000%    9.53 107-117
A-1A  202,345,000 AAA/AAA   13.000%    7.54 1-119
XP       TBD      AAA/AAA     N/A       N/A  N/A
B      35,640,764  AA/AA     10.250%   9.91 119-119
C      11,340,243 AA-/AA-    9.375%    9.91 119-119
D      21,060,451   A/A      7.750%    9.91 119-119

Collateral:          108 Loans / 134 Properties
-Loan Sellers:       Bank of America, N.A./Bear Stearns Commercial Mortgage,Inc.
-Property Types:     Ret 33.8%, Off 31.2%, MH 10.9%, Multi 10.7%, Other 5.1%,
                     SS 4.5%, Indus 2.9%, Hotel 0.8%
-Geographic:         CA: 25.6% (No. CA: 18.0%, So. CA: 7.5%), TX: 15.5%, FL:
                     9.7%, OH 6.9%, KS 6.4%, No Others (greater than) 5%
-DSCR/LTV            1.68x / 67.9%
-Inves. Grade Loans: Five loans for 21.0% of UPB
-Top 10 Loans:       41.8% of the pool, DSCR: 1.81x, LTV: 64.9%

-Top 3 Trust Assets
                                                        Shadow
                                  DSCR     LTV          Ratings (S/F)      %UPB
 BofA Center                      2.21x    49.3%        AAA/AA            11.6%
 Simon - West Ridge               1.25x    80.0%        NR                 5.3%
 Dallas Market Center             2.37x    51.0%        AAA/AAA            5.1%

Expected Timing
Termsheets       - Monday, 9/20 (electronic)
Reds             - Monday, 9/20 (electronic)
Launch / Price   - Week of 9/27
Settlement       - 10/12

Roadshow
-Tuesday,   9/21      NY meetings
-Wednesday, 9/22      NY meetings
-Thursday,  9/23      Boston breakfast/Hartford lunch
-Friday,    9/24      Minneapolis breakfast

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and Bear, Stearns and Co., Inc. and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer.

Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at Bank of
America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255 or Craig
Sedmak at Bear, Stearns and Co., Inc., 383 Madison Avenue, New York, NY 10179.
Such securities may not be suitable for all investors.